Exhibit 24.2

IBEX LIMITED

Power of Attorney

Fiona E. Beck
Director

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Robert Dechant and Karl Gabel, and each of them, her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for her and her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to the registration statement on Form F-1 (File No. 333-239821) (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting along, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has executed this as of  July 29, 2020

/s/ Fiona E. Beck
Fiona E. Beck